 Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Pluri Inc., or the Company, for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Chen Franco-Yehuda, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2023

/s/ Chen Franco-Yehuda
Chen Franco-Yehuda
Chief Financial Officer
(Principal Financial and Accounting Officer)